Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Vor Biopharma Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carryforward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Equity	Common Stock, par value $0.00001 per share		(1)	(2)	(2)	—	—

	Equity	Preferred Stock, par value $0.00001 per share		(1)	(2)	(2)	—	—

	Debt	Debt Securities		(1)	(2)	(2)	—	—

	Other	Warrants		(1)	(2)	(2)	—	—

	Unallocated (Universal Shelf)	—	457(o)	(1)	(2)	$350,000,000.00	$0.00015310	$53,585.00

	Total Offering Amounts					$350,000,000.00		$53,585.00

	Total Fees Previously Paid							—

	Total Fee Offsets							$25,438.77

	Net Fee Due							$28,146.23

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Vor Biopharma Inc.	S-3	333-263541	March 14, 2022		$25,438.77 (3)	Unallocated (Universal Shelf)	—	(3)	$274,420,412.33

Fee Offset Sources	Vor Biopharma Inc.	S-3	333-263541		March 14, 2022						$32,445.00

(1)

There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $350,000,000. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $350,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure of Item 16(b) of Form S-3 under the Securities Act.

(3)

On March 14, 2022, Vor Biopharma Inc. (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-263541) registering such indeterminate number of shares of common stock, such indeterminate number of preferred stock, such indeterminate principal amount of debt securities and such indeterminate number of warrants to purchase common stock, preferred stock or debt securities as shall have an aggregate initial offering price not to exceed $350,000,000 (the “Prior Registration Statement”). In connection with the filing of the Prior Registration Statement, the Registrant owed and paid a total fee of $32,445 based on the fee rate then in effect. The offering of the unsold securities registered under the Prior Registration Statement terminated on March 18, 2025 upon the expiration of the Prior Registration Statement. At the time of the termination of the offering under the Prior Registration Statement, there remained unsold $274,420,412.33 of securities registered under the Prior Registration Statement, for which the Registrant previously paid a registration fee of $25,438.77 based on the fee rate in effect at the time of the initial filing of the Prior Registration Statement. Pursuant to Rule 457(p), the Registrant is offsetting $25,438.77 of the filing fees associated with the filing of this registration statement with the fees previously paid to register the unsold securities under the Prior Registration Statement.